EXHIBIT 99.1

Company Contact: Mr. Richard F. Fitzgerald TechPrecision Corporation Tel: 1-610-246-2116 Email: Fitzgeraldr@techprecision.com www.techprecision.com	Investor Relations Contact: Hayden IR Brett Maas Chief Financial Officer Phone: 646-536-7331 Email: brett@haydenir.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Announces Board of Directors Changes

Westminster, MA – September 27, 2010 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), a leading manufacturer of large-scale, high-precision machined metal fabrications with customers in the alternative energy, medical, nuclear, defense, aerospace and other commercial industries, today announced that the Company has appointed Mr. Leonard M. Anthony as a new independent director on its Board of Directors.

Mr. Anthony has more than 25 years of financial and operational management experience. Mr. Anthony has served on the Board of Directors for McJunkin Red Man since September 2008.  He currently serves as the Chair of the McJunkin Red Man Audit Committee.  Prior to his Board of Director role at McJunkin Red Man, Mr. Anthony served as the president and chief executive officer of WCI Steel, Inc., an integrated producer of custom steel products, from December 2007 to October 2008. He was also a member of the board of directors of WCI Steel from December 2007 to October 2008. From April 2005 to August 2007, Mr. Anthony was the executive vice president and chief financial officer of Dresser-Rand Group Inc., a global supplier of rotating equipment solutions to the oil, gas, petrochemical and processing industries. From May 2003 to April 2005, he served as chief financial officer of International Steel Group Inc. From 1979 to 2003, he worked at Bethlehem Steel Corporation, where he held various managerial and leadership positions. Mr. Anthony earned a B.S. in accounting from Pennsylvania State University, an M.B.A. from the Wharton School of the University of Pennsylvania and an A.M.P. from Harvard Business School.

As an independent Board member with financial expertise, Mr. Anthony will serve on TechPrecision’s Audit Committee.

Further, Stanley A. Youtt has notified the Company that, as he does not intend to stand for re-election to the Board of Directors at the Company’s Annual Meeting, in November 2010, he will vacate his Board seat effective September 27, 2010, to allow for a smooth transition.  Mr. Youtt has served on the Company’s Board of Directors since February 2006 and will remain engaged with the Board as an Observer.  Mr. Youtt also will continue in is role as Chief Executive Officer of Ranor, Inc., the Company’s subsidiary.

“As we diversify our platform, broaden our reach within our addressable markets and expand business development efforts, we look forward to accessing Len Anthony’s management expertise and industry background and we are pleased that he has agreed to join our Board of Directors,” said Mr. James Molinaro, Chief Executive Officer of TechPrecision Corporation.  “In addition, I am very pleased that Stan Youtt will remain on the Board of Directors as an Observer as his ideas and vision for the Ranor division are vital to our Company and me.”

About TechPrecision Corporation

TechPrecision Corporation, through its wholly-owned subsidiary Ranor, Inc., manufactures metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy, medical, nuclear, defense, industrial, and aerospace to name a few. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

###